Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of January 24, 2014, by and among VantageSouth Bancshares, Inc., a corporation organized under the laws of Delaware (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A. The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B. Each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number of shares of the Company’s voting common stock, $0.001 par value per share, (the “Common Stock”) set forth below such Purchaser’s name on the signature page of this Agreement (which aggregate amount for all Purchasers together shall be 9,200,000 shares of Common Stock (the “Common Stock” or the “Common Shares”).

C. The Company has engaged Sandler O’Neill & Partners, L.P., as its placement agent (the “Placement Agent”) for the offering of the Common Shares.

D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Common Shares under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE 1.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s Knowledge, threatened in writing against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Bank” has the meaning set forth in Section 3.1(a).

“BHCA” has the meaning set forth in Section 3.1(b).

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“CIBCA” has the meaning set forth in Section 3.2(q).

“Closing” has the meaning set forth in Section 2.1(c)(i).

“Closing Date” means January 31, 2014, or such other date as the parties may agree.

“Code” means the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder.

“Commission” has the meaning set forth in the Recitals.

“Common Shares” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals, and also includes any securities into which the Common Stock may hereafter be reclassified or changed.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company Counsel” means Womble Carlyle Sandridge & Rice, LLP.

“Company Reports” has the meaning set forth in Section 3.1(jj).

“Company’s Knowledge” means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge of the executive officers of the Company having responsibility for the matter or matters that are the subject of the statement after reasonable investigation.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“DTC” means The Depository Trust Company.

“Environmental Laws” has the meaning set forth in Section 3.1(1).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder.

“ERISA Affiliate”, as applied to the Company, means any Person under common control with the Company, who together with the Company, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Escrow Agent” has the meaning set forth in Section 2.1(b).

“Escrow Agreement” has the meaning set forth in Section 2.1(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“FDIC” means the Federal Deposit Insurance Corporation.

“FRB” means the Board of Governors of the Federal Reserve System.

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

“Indemnified Person” has the meaning set forth in Section 4.8(a).

“Intellectual Property” has the meaning set forth in Section 3.1(r).

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of this Agreement, the Registration Rights Agreement, or the Escrow Agreement (ii) a material and adverse effect on the results of operations, assets, properties, business, condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) any adverse impairment to the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement, the Registration Rights Agreement, or the Escrow Agreement; provided, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from the following: (A) changes, after the date hereof, in U.S. GAAP or regulatory accounting principles generally applicable to banks, savings associations or their holding companies, (B) changes, after the date hereof, in applicable laws, rules and regulations or interpretations thereof by any court, administrative agency or other governmental authority, whether federal, state, local or foreign, or any applicable industry self-regulatory organization, (C) actions or omissions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of an affected Purchaser, (D) changes, after the date hereof, in general economic, monetary or financial conditions, (E) changes in the market price or trading volumes of the Common Stock (but not the underlying causes of such changes), (F) changes in global or national political conditions, including the outbreak or escalation of war or acts of terrorism and (G) the public disclosure of this Agreement or the transactions contemplated hereby; except, with respect to clauses (A), (B), (D) and (F) to the extent that the effects of such changes have a disproportionate effect on the Company and the Subsidiaries, taken as a whole, relative to other similarly situated banks, savings associations or their holding companies generally.

“Material Contract” means any contract of the Company that was, or was required to be filed as an exhibit to the SEC Reports pursuant to Item 601 of Regulation S-K.

“Material Permits” has the meaning set forth in Section 3.1(p).

“Merger Partner” has the meaning set forth in Section 3.2(u).

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) years.

“NCCOB” means the North Carolina Commissioner of Banks.

“North Carolina Courts” has the meaning set forth in Section 6.8.

“NYSE MKT” means the NYSE MKT LLC.

“Outside Date” means February 10, 2014.

“Pension Plan” means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA and which (i) is maintained for employees of the Company or any of its ERISA Affiliates or (ii) has at any time during the last six (6) years been maintained for the employees of the Company or any current or former ERISA Affiliate.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization or governmental authority.

“Placement Agent” has the meaning set forth in the Recitals.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the NYSE MKT.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” means $5.10 per Common Share, or market value for Purchasers who are officers or directors of the Company.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Registrable Securities (as defined in the Registration Rights Agreement).

“Regulation D” has the meaning set forth in the Recitals.

“Regulatory Agreement” has the meaning set forth in Section 3.1(ll).

“Required Approvals” has the meaning set forth in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Secretary’s Certificate” has the meaning set forth in Section 2.2(a)(vi).

“Securities Act” has the meaning set forth in the Recitals.

“Subscription Amount” means with respect to each Purchaser, the aggregate amount to be paid for the Common Shares purchased hereunder as indicated on such Purchaser’s signature page to this Agreement next to the heading “Aggregate Purchase Price (Subscription Amount)”.

“Subsidiary” means any entity in which the Company, directly or indirectly, owns sufficient capital stock or holds a sufficient equity or similar interest such that it is consolidated with the Company in the financial statements of the Company.

“TARP Redemption” has the meaning set forth in Section 4.10.

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market, or (ii) if the Common Stock is not listed or quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) and (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the NYSE, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Registration Rights Agreement, the Escrow Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Registrar and Transfer Company, or any successor transfer agent for the Company.

“Treasury” means the United States Department of the Treasury.

ARTICLE 2.

PURCHASE AND SALE

2.1 Closing.

(a) Purchase of Common Shares. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, the number of Common Shares set forth below such Purchaser’s name on the signature page of this Agreement at a per

Common Share price equal to the Purchase Price. Notwithstanding the above, no Purchasers shall be obligated to purchase any Common Shares to the extent such purchase would result such Purchaser’s aggregate ownership of equity for purposes of the BHCA and the Change in Bank Control Act exceeding 9.9% of the number of shares of Common Stock issued and outstanding.

(b) Escrow. On or prior to 10:00 a.m. New York City time on the Closing Date, (i) each Purchaser shall have deposited the Subscription Amount with SunTrust Bank as Escrow Agent (the “Escrow Agent”), pursuant to that certain Escrow Agreement (in the form attached hereto as Exhibit G) between the Company and Escrow Agent (as it may be amended or otherwise modified from time to time, the “Escrow Agreement”), and (ii) the Company shall have issued instructions to the Transfer Agent authorizing the issuance in certificated form of the number of Common Shares specified on such Purchaser’s signature page hereto (the “Stock Certificates”), or as otherwise set forth on the Stock Certificate Questionnaire included as Exhibit B-2 hereto concurrent with the Escrow Agent’s release of the Subscription Amount to the Company pursuant to the Escrow Agreement.

(c) Closing Date.

(i) The Closing of the purchase and sale of the Common Shares shall take place at 10:00 a.m., New York City time, at the offices of Company Counsel, on the Closing Date or remotely by facsimile transmission or other electronic means or at such other time or location as the parties may mutually agree, but not later than the Outside Date. The “Closing” means the release of funds and issuance by the Company of Common Shares as contemplated hereby, all of which shall be deemed to have happened concurrently.

(ii) Pursuant to the terms of the Escrow Agreement, on the Closing Date, the Escrow Agent shall release the Subscription Amount to the Company and the Transfer Agent shall issue the Common Shares to each Purchaser as provided in the instructions referred to in paragraph (b) above.

2.2 Closing Deliveries.

(a) On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to each Purchaser (unless otherwise indicated) the following (the “Company Deliverables”):

(i) this Agreement, duly executed by the Company;

(ii) the Company shall cause the Transfer Agent to issue Stock Certificates for their Common Shares, then the Company shall instead instruct the Transfer Agent to issue such specified Stock Certificates registered in the name of such Purchaser or as otherwise set forth on the Stock Certificate Questionnaire;

(iii) a legal opinion of Company’s Counsel, dated as of the Closing Date and in the form attached hereto as Exhibit C, executed by such counsel and addressed to the Purchasers;

(iv) the Registration Rights Agreement, duly executed by the Company (which shall be delivered on the date hereof);

(v) the Escrow Agreement duly executed by the Company and the Escrow Agent (which shall be delivered on the date hereof);

(vi) a certificate of the Secretary of the Company, in the form attached hereto as Exhibit D (the “Secretary’s Certificate”), dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Common Shares, (b) certifying the current version of the Certificate of Incorporation, as amended, and by-laws, as amended, of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company; and

(vii) the Compliance Certificate referred to in Section 5.l(f).

(b) Each Purchaser shall deliver or cause to be delivered to the Company or the Escrow Agent, as applicable, on or prior to the Closing Date, the following (the “Purchaser Deliverables”):

(i) this Agreement, duly executed by such Purchaser;

(ii) the Registration Rights Agreement, duly executed by such Purchaser;

(iii) a fully completed and duly executed Accredited Investor Questionnaire, reasonably satisfactory to the Company, and the Stock Certificate Questionnaire in the forms attached hereto as Exhibits B-1 and B-2, respectively; and

(iv) its Subscription Amount, in United States dollars and in immediately available funds, in the amount indicated below such Purchaser’s name on the applicable signature page hereto under the heading “Aggregate Purchase Price (Subscription Amount)” by wire transfer to the Escrow Account in accordance with the Escrow Agent’s written instructions.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to each of the Purchasers that:

(a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than as set forth in Exhibit F. The Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. No equity security of any Subsidiary is or may be required to be issued by reason of any option, warrant, scrip, preemptive right, right to subscribe to, gross-up right, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is bound to issue additional shares of its capital stock, or any option, warrant or right to purchase or acquire any additional shares of its capital stock. Except in respect of the Subsidiaries, the Company does not beneficially own, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture. The Company beneficially owns all of the outstanding capital securities and has sole Control of VantageSouth Bank (the “Bank”).

(b) Organization and Qualification. The Company and each of its “Significant Subsidiaries” (as defined in Rule 1-02 of Regulation S-X) (“Significant Subsidiaries”) is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Significant Subsidiary is in violation of any of the provisions of its respective articles or certificate of incorporation, bylaws or other organizational or charter documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not in the reasonable judgment of the Company be expected to have a Material Adverse Effect. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”). The Bank’s deposit accounts are insured up to applicable limits by the FDIC, and all premiums and assessments required to be paid in connection therewith have been paid when due (after giving effect to any applicable extensions). The Bank holds the requisite authority from the NCCOB to do business as a state-chartered banking corporation under the laws of the State of North Carolina. The Company and each of its Significant Subsidiaries have conducted their respective businesses in compliance with all applicable federal, state and foreign laws, orders, judgments, decrees, rules, regulations and applicable stock exchange requirements, including all laws and regulations restricting activities of bank holding companies and banking organizations, except for any noncompliance that, individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Effect.

(c) Authorization: Enforcement: Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder, including, without limitation, to issue the Common Shares in accordance with the terms hereof. The Company’s execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. Except for Material Contracts, there are no stockholders agreements, voting agreements, or other similar arrangements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s shareholders.

(d) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby do not and will not (i) conflict with or violate any provisions of the Company’s or any Subsidiary’s articles or certificate of incorporation, bylaws or otherwise result in a violation of the organizational documents of the Company or any Subsidiary, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Significant Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Purchasers herein, of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii) such as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The investment by Purchasers in the Common Shares does not trigger any change of control provisions of any Material Contract.

(e) Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including, without limitation, the issuance of the Common Shares other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Common Shares and the listing of the Common Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (v) the filings required in accordance with Section 4.6 of this Agreement and (vi) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”).

(f) Issuance of the Common Shares. The issuance of the Common Shares has been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, shall not subject the holders thereof to personal liability and shall not be subject to preemptive or similar rights. Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the Common Shares will be issued in compliance with all applicable federal and state securities laws.

(g) Capitalization. The authorized capital stock of the Company consists of (i) 75,000,000 shares of common stock and (ii) 5,000,000 shares of preferred stock of which 24,900 shares were designated as Series A Preferred Stock and 17,949 shares were designated as Series B Preferred Stock. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) has been set forth in the SEC Reports and has changed since the date of such SEC Reports only due to stock grants or other equity awards or stock option and warrant exercises that do not, individually or in the aggregate, have a material effect on the issued and outstanding capital stock, options and other securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. Except as specified in the SEC Reports: (i) no shares of the Company’s outstanding capital stock are subject to preemptive rights or any other similar rights; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or a Significant Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or a Significant Subsidiary is or may become bound to issue additional shares of capital stock of the Company or a Significant Subsidiary or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or a Significant Subsidiary, other than those issued or granted pursuant to Material Contracts or equity or incentive plans or arrangements described in the SEC Reports; (iii) there are no material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or a Significant Subsidiary or by which the Company or a Significant Subsidiary is bound; (iv) except for the Registration Rights Agreement and the agreements set forth on Exhibit H hereto, there are no agreements or arrangements under which the Company or a Significant Subsidiary is obligated to register the sale of any of its securities under the Securities Act; (v) there are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or a Significant Subsidiary is or may become bound to redeem a security of the Company or a Significant Subsidiary; (vi) neither the Company nor any Significant Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (vii) neither the Company nor any Significant Subsidiary has liabilities or obligations required to be disclosed in the SEC Reports but not so disclosed in the SEC Reports, which, individually or in the aggregate, will have or would reasonably be expected to have a Material Adverse Effect. There are no securities or instruments of the Company containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities.

(h) SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2011 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Reports, including the documents incorporated by reference in each of them, each contained the information required to be included in it. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002.

(i) Financial Statements. The financial statements of the Company and its Subsidiaries included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the balance sheet of the Company and its consolidated Subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, which would not be material, either individually or in the aggregate.

(j) Tax Matters. The Company and each of its Subsidiaries has (i) filed all material foreign, U.S. federal, state and local tax returns, information returns and similar reports that are required to be filed, and all such tax returns are true, correct and complete in all material respects, and (ii) paid all material taxes required to be paid by it and any other material assessment, fine or penalty levied against it other than taxes (x) currently payable without penalty or interest, or (y) being contested in good faith by appropriate proceedings. The Company has established on its most recent balance sheet reserves that are adequate for the payment of all taxes not yet due and payable.

(k) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in subsequent SEC Reports filed prior to the date hereof, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not issued any equity securities to any officer, director or Affiliate, and (vi) there has not been any material change or amendment to, or any waiver of any material right by the Company under, any Material Contract under which the Company or any of its Subsidiaries is bound or subject. Except for the transactions contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made.

(l) Environmental Matters. (A) Neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental authority, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(m) Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the issuance of the Common Shares or (ii) is reasonably likely to have a Material Adverse Effect, individually or in the aggregate, if there were an unfavorable decision. There has not been, and to the Company’s Knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any executive officers or directors of the Company in their capacities as such, which individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(n) Employment Matters. No labor dispute exists or, to the Company’s Knowledge, is threatened with respect to any of the employees of the Company or any Significant Subsidiary which would have or reasonably be expected to have a Material Adverse Effect. To the Company’s Knowledge, no executive officer is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the Company’s Knowledge, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters. The Company and each of its Significant Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(o) Compliance. Neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (ii) is in violation of any order of which the Company has been made aware in writing of any court, arbitrator or governmental body having jurisdiction over the Company or its properties or assets, or (iii) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule or regulation of any governmental authority applicable to the Company or any of its Subsidiaries (including, without limitation, all regulations and orders of, or agreements with, the FRB, the FDIC, the NCCOB, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, and all other applicable fair lending laws or other laws relating to discrimination, the Bank Secrecy Act, Title V of the Gramm-Leach-Bliley Act and Title III of the USA PATRIOT Act), or which would have the effect of revoking or limiting FDIC deposit insurance, except in each case as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p) Regulatory Permits. The Company and each of its Subsidiaries possess or have applied for all certificates, authorizations, consents and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted and as described in the SEC Reports, except where the failure to possess such permits, individually or in the aggregate, has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (“Material Permits”), and (i) neither the Company nor any of its Subsidiaries has received any notice in writing of proceedings relating to the revocation or material adverse modification of any such Material Permits and (ii) the Company is unaware of any facts or circumstances that would give rise to the revocation or material adverse modification of any Material Permits.

(q) Title to Assets. The Company and its Subsidiaries have good and marketable title to all real property and tangible personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens except such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(r) Patents and Trademarks. The Company and its Subsidiaries own, possess, license, or can acquire on reasonable terms, or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted, except where the failure to own, possess, license or have such rights would not have or reasonably be expected to have a Material Adverse Effect.

Except as set forth in the SEC Reports and except where such violations or infringements would not have or reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (a) there are no rights of third parties to any such Intellectual Property; (b) there is no infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property; (d) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; and (e) there is no Proceeding by others that the Company and/or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others.

(s) Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses and locations in which and where the Company and the Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s Knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(t) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports and other than the grant of stock options or other equity awards that are not individually or in the aggregate material in amount, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company, is presently a party to any transaction with the Company or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(u) Internal Control Over Financial Reporting. The Company maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and such internal control over financial reporting was effective as of the date of the most recent SEC Report.

(v) Sarbanes-Oxley: Disclosure Controls. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) and such disclosure controls and procedures were effective as of the date of the most recent SEC Report.

(w) Certain Fees. No person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than the Placement Agent with respect to the offer and sale of the Common Shares (which Placement Agent’s fees are being paid by the Company and are as set forth on Schedule 3.1(w)). The Company shall indemnify, pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

(x) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement and the accuracy of the information disclosed in the Accredited Investor Questionnaires, no registration under the Securities Act is required for the offer and sale of the Common Shares by the Company to the Purchasers under the Transaction Documents. The issuance and sale of the Common Shares hereunder does not contravene the rules and regulations of the Principal Trading Market.

(y) Registration Rights. Other than each of the Purchasers and as set forth on Exhibit H, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company other than those securities which are currently registered on an effective registration statement on file with the Commission.

(z) Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received written notice from any Trading Market on which the Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance in all material respects with the listing and maintenance requirements for continued trading of the Common Stock on the Principal Trading Market.

(aa) Investment Company. Neither the Company nor any of its Subsidiaries is required to be registered as, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and neither the Company nor any Subsidiary sponsors any person that is such an investment company.

(bb) Unlawful Payments. Neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge, any directors, officers, employees, agents or other Persons acting at the direction of or on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Significant Subsidiaries: (a) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (d) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other material unlawful payment to any foreign or domestic government official or employee.

(cc) Application of Takeover Protections: Rights Agreements. The Company has not adopted any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation, or other organizational documents or the laws of Delaware or otherwise which is or could become applicable to any Purchaser solely as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Common Shares and any Purchaser’s ownership of the Common Shares.

(dd) Disclosure. The Company confirms that neither it nor, to the Company’s Knowledge, any of its officers or directors nor any other Person acting on its or their behalf has provided, including the Placement Agent, any Purchaser or its respective agents or counsel with any information that it believes constitutes or could reasonably be expected to constitute material, non-public information except insofar as the existence, provisions and terms of the Transaction Documents, and insofar as the existence of ongoing negotiations regarding a potential merger of the Company may constitute such information and the proposed transactions hereunder may constitute such information, all of which will be disclosed by the Company in the Press Release as contemplated by Section 4.6 hereof. The Company understands and confirms that each of the Purchasers will rely on the representations in this Section 3.1(dd) in effecting transactions in securities of the Company. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, except for the announcement of this Agreement and related transactions and/or as may otherwise be disclosed on the Form 8-K filed pursuant to Section 4.6.

(ee) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed and would have or reasonably be expected to have a Material Adverse Effect.

(ff) Acknowledgment Regarding Purchasers’ Purchase of Common Stock. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any of the Purchasers or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Common Shares.

(gg) Absence of Manipulation. The Company has not, and to the Company’s Knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Common Shares.

(hh) OFAC. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly use the proceeds of the sale of the Common Shares, towards any sales or operations in any country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(ii) Money Laundering Laws. The operations of the Company and any Subsidiary are in compliance in all material respects with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and to the Company’s Knowledge, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or threatened.

(jj) Reports, Registrations and Statements. Since January 1, 2011, the Company and each Subsidiary have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the FRB, the NCCOB and the FDIC and any other applicable federal or state securities or banking authorities, except where the failure to file any such report, registration or statement would not have or reasonably be expected to have a Material Adverse Effect. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” As of their respective dates, the Company Reports complied in all material respects with all the rules and regulations promulgated by the FRB, the NCCOB and the FDIC and any other applicable foreign, federal or state securities or banking authorities, as the case may be.

(kk) Adequate Capitalization. As of December 31, 2013, the Bank meets or exceeds the standards necessary to be considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action.

(ll) Agreements with Regulatory Agencies: Compliance with Certain Banking Regulations. Neither the Company nor any Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since January 1, 2011, has adopted any board resolutions at the request of, any governmental entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company or any Subsidiary been advised since January 1, 2011 by any governmental entity that it intends to issue, initiate, order, or request any such Regulatory Agreement.

The Company has no knowledge of any facts and circumstances, that would cause the Bank: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory”; (ii) to be operating in violation, in any material respect, of the Bank Secrecy Act, the Patriot Act, any order issued with respect to anti-money laundering by OFAC, or any other anti-money laundering statute, rule or regulation; or (iii) not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any applicable federal and state privacy laws and regulations as well as the provisions of all information security programs adopted by the Bank.

(mm) No General Solicitation or General Advertising. Neither the Company nor, to the Company’s Knowledge, any Person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Common Shares.

(nn) Risk Management Instruments. Except as has not had or would not reasonably be expected to have a Material Adverse Effect, all material derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Company Subsidiaries, were entered into (1) only in the ordinary course of business, (2) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies, and (3) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of the Subsidiaries, enforceable in accordance with its terms. Neither the Company nor the Subsidiaries, nor, to the Company’s Knowledge, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

(oo) ERISA. The Company and each ERISA Affiliate is in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” described in Section 4043 of ERISA (other than an event for which the 30-day notice requirement has been waived by applicable regulation) has occurred with respect to any Pension Plan for which the Company would have any liability that would reasonably be expected to have a Material Adverse Effect; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any Pension Plan; or (ii) Sections 412 or 4971 of the Code that would reasonably be expected to have a Material Adverse Effect; and each Pension Plan for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, to the Company’s Knowledge, whether by action or by failure to act, which would cause the loss of such qualification.

(pp) Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1) under the Securities Act.

(qq) Registration Eligibility. The Company is eligible to register the resale of the Common Shares by the Purchasers using Form S-3 promulgated under the Securities Act.

(rr) No Additional Agreements. Except with respect to closing mechanics, or agreements listed on Schedule 3.15(rr), the Company has no other agreements or understandings (including, without limitation, side letters) with any Purchaser to purchase Common Shares on terms that are different from those set forth herein.

(ss) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable regulation of the Commission or any Trading Market on which any of the securities of the Company are listed or quoted.

(tt) Bad Actor Disqualification.

(i) No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the transactions contemplated by this Agreement, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities (calculated on the basis of voting power), nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the Closing Date (each an “Issuer Covered Person” and together “Issuer Covered Persons”) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Placement Agent and the Purchasers a copy of any disclosures provided thereunder.

(ii) Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person or Placement Agent Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Common Stock. For the purposes of this subsection, “Placement Agent Covered Person” shall mean Sandler O’Neill & Partners, L.P., or any of its principals, general partners, managing directors, or other officers participating in the transactions contemplated by this Agreement.

(iii) Notice of Disqualification Events. The Company will notify the Placement Agent and the Purchasers in writing, prior to the Closing Date, of (1) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the Closing Date to the Company as follows:

(a) Organization: Authority. If such Purchaser is an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. If such Purchaser is an entity, the execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. If such Purchaser is an entity, each of this Agreement, the Registration Rights Agreement and the Escrow Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) No Conflicts. The execution, delivery and performance by such Purchaser of this Agreement, the Registration Rights Agreement and the Escrow Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser (if such Purchaser is an entity), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(c) Investment Intent. Such Purchaser is acquiring the Common Shares as principal for its own account and not with a view to, or for distributing or reselling such Common Shares or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, that by making the representations herein, other than as set forth herein, such Purchaser does not agree to hold any of the Common Shares for any minimum period of time and reserves the right at all times to sell or otherwise dispose of all or any part of such Common Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Such Purchaser is acquiring the Common Shares hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Common Shares (or any securities which are derivatives thereof) to or through any Person or entity.

(d) Purchaser Status. At the time such Purchaser was offered the Common Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Purchaser has provided the information in the Accredited Investor Questionnaire attached hereto as Exhibit B-1.

(e) Reliance. The Company and the Placement Agent (on behalf of its clients) will be entitled to rely upon this Agreement and are irrevocably authorized to produce this Agreement or a copy hereof to (A) any regulatory authority having jurisdiction over the Company and its Affiliates and (B) any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby, in each case, to the extent required by any court or governmental authority to which the Company is subject, provided that the Company provides the Purchaser with prior written notice of such disclosure.

(f) General Solicitation. Purchaser: (i) became aware of the offering of the Common Shares and the Common Shares were offered to Purchaser, solely by direct contact between Purchaser and the Company or the Placement Agent, and not by any other means, including any form of “general solicitation” or “general advertising” (as such terms are used in Regulation D promulgated under the Securities Act and interpreted by the Commission); (ii) reached its decision to invest in the Company independently from any other Purchaser; (iii) has entered into no agreements with shareholders of the Company or other subscribers for the purpose of controlling the Company or any of its subsidiaries; and (iv) has entered into no agreements with shareholders of the Company or other subscribers regarding voting or transferring Purchaser’s interest in the Company.

(g) Direct Purchase. Purchaser is purchasing Common Shares directly from the Company and not from the Placement Agent. The Placement Agent has not made any representations, declarations or warranties to Purchaser, express or implied, regarding the Common Shares, the Company or the Company’s offering of the Common Shares, and the Placement Agent did not offer to sell, or solicit an offer to buy, any of the Common Shares that Purchaser proposes to acquire from the Company hereunder.

(h) Experience of Such Purchaser. Such Purchaser understands that the purchase of the Common Shares involves substantial risk. The Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Common Shares, whether by reason of the Purchaser’s own business and financial expertise, the business and financial expertise of certain professional advisors unaffiliated with the Company with whom the Purchaser has consulted, or the Purchaser’s preexisting business relationship with the Company or any of its officers, directors, or controlling persons. The Purchaser has so evaluated the merits and risks of such investment. Such Purchaser is capable of protecting its own interests in connection with this investment and has experience as an investor in securities of companies like the Company. Such Purchaser is able to hold the Common Shares indefinitely if required, is able to bear the economic risk of an investment in the Common Shares and, at the present time, is able to afford a complete loss of such investment.

(i) Access to Information. The Purchaser is sufficiently aware of the Company’s business affairs and financial condition to reach an informed and knowledgeable decision to acquire the Common Shares. Such Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Common Shares and the merits and risks of investing in the Common Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment; and (iv) the opportunity to ask questions of management. The Purchaser has received all information it deems appropriate for assessing the risk of an investment in the Common Shares. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in the Transaction Documents. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Common Shares. Purchaser acknowledges that neither the Company nor the Placement Agent has made any representation, express or implied, with respect to the accuracy, completeness or adequacy of any available information except, with respect to the Company, as expressly set forth in the SEC Reports or to the extent such information is covered by the representations and warranties of the Company contained in Section 3.1.

(j) Brokers and Finders. Other than the Placement Agent with respect to the Company (which fees are to be paid by the Company), to its knowledge, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser

(k) Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase Common Shares pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Common Shares constitutes legal, regulatory, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Common Shares. Such Purchaser understands that the Placement Agent has acted solely as the agent of the Company in this placement of the Common Stock and such Purchaser has not relied on any statement, representation or warranty including any business or legal advice of the Placement Agent or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated by the Transaction Documents.

(l) ERISA.

(i) If Purchaser is, or is acting on behalf of, an ERISA Entity (as defined below), Purchaser represents and warrants that on the date hereof;

(A) The decision to invest assets of the ERISA Entity in the Common Shares was made by fiduciaries independent of the Company or its affiliates, which fiduciaries are duly authorized to make such investment decisions and who have not relied on any advice or recommendations of the Company or its affiliates;

(B) Neither the Company nor any of its agents, representatives or affiliates have exercised any discretionary authority or control with respect to the ERISA Entity’s investment in the Common Shares;

(C) The purchase and holding of the Common Shares will not constitute a nonexempt prohibited transaction under ERISA or Section 4975 of the Code or a similar violation under any applicable similar laws; and

(D) The terms of the Transaction Documents comply with the instruments and applicable laws governing such ERISA Entity.

(ii) For the purpose of this paragraph, the term “ERISA Entity” will mean (A) an “employee benefit plan” within the meaning of Section 3(3) of ERISA subject to Title I of ERISA, (B) a “plan” within the meaning of Section 4975(e)(1) of the Code and (C) any person whose assets are deemed to be “plan assets” within the meaning of ERISA Section 3(42) and 29 C.F.R. § 2510.3-101 or otherwise under ERISA.

(m) Reliance on Exemptions. Such Purchaser understands that the Common Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Common Shares.

(n) No Governmental Review. Such Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Shares or the fairness or suitability of the investment in the Common Shares nor have such authorities passed upon or endorsed the merits of the offering of the Common Shares. Purchaser understands that the Common Shares are not savings accounts, deposits or other obligations of any bank and are not insured by the FDIC, including the FDIC’s Deposit Insurance Fund, or any other governmental agency.

(o) Antitrust and Other Consents, Filings, Etc. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental entity or authority or any other person or entity in respect of any law or regulation, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, is necessary or required, and no lapse of a waiting period under law applicable to such Purchaser is necessary or required, in each case in connection with the execution, delivery or performance by such Purchaser of this Agreement or the purchase of the Common Shares contemplated hereby, other than passivity or anti-association commitments that may be required by the FRB.

(p) Residency. Such Purchaser’s residence (if an individual) or office in which its investment decision with respect to the Common Shares was made (if an entity) are located at the address immediately below such Purchaser’s name on its signature page hereto.

(q) Regulatory Matters. Purchaser understands and acknowledges that: (i) the Company is a registered bank holding company under the BHCA, and is subject to regulation by the FRB; (ii) acquisitions of interests in bank holding companies are subject to the BHCA and the Change in Bank Control Act (the “CIBCA”) and may be reviewed by the FRB to determine the circumstances under which such acquisitions of interests will result in Purchaser becoming subject to the BHCA or subject to the prior notice requirements of the CIBCA. Assuming the accuracy of the representations and warranties of the Company contained herein, Purchaser represents that neither it nor its Affiliates will, as a result of the transactions contemplated herein, be deemed to (i) own or control 10% or more of any class of voting securities of the Company or (ii) otherwise control the Company for purposes of the BHCA or CIBCA. Purchaser is not participating and has not participated with any other investor in the offering of the Common Shares in any joint activity or parallel action towards a common goal between or among such investors of acquiring control of the Company.

(r) OFAC and Anti-Money Laundering. The Purchaser understands, acknowledges, represents and agrees that (i) the Purchaser is not the target of any sanction, regulation, or law promulgated by the Office of Foreign Assets Control, the Financial Crimes Enforcement Network or any other U.S. governmental entity (“U.S. Sanctions Laws”); (ii) the Purchaser is not owned by, controlled by, under common control with, or acting on behalf of any person that is the target of U.S. Sanctions Laws; (iii) the Purchaser is not a “foreign shell bank” and is not acting on behalf of a “foreign shell bank” under applicable anti-money laundering laws and regulations; (iv) the Purchaser’s entry into this Agreement or consummation of the transactions contemplated hereby will not contravene U.S. Sanctions Laws or applicable anti-money laundering laws or regulations; (v) the Purchaser will promptly provide to the Company or any regulatory or law enforcement authority such information or documentation as may be required to comply with U.S. Sanctions Laws or applicable anti-money laundering laws or regulations; and (vi) the Company may provide to any regulatory or law enforcement authority information or documentation regarding, or provided by, the Purchaser for the purposes of complying with U.S. Sanctions Laws or applicable anti-money laundering laws or regulations.

(s) No Outside Discussion of Offering. Purchaser has not discussed the Offering with any other party or potential investors (other than the Company, Placement Agent, any other Purchaser and Purchaser’s authorized representatives), except as expressly permitted under the terms of this Agreement.

(t) Placement Fee. Each Purchaser acknowledges that the Company has agreed to pay the Placement Agent a fee and certain expenses in respect of the same of the Common Shares to the Purchaser.

(u) Potential Merger. The Purchaser is aware of the existence of ongoing negotiations regarding a potential merger of the Company. The Purchaser is also aware of the identity of the Company’s potential merger partner (the “Merger Partner”) and acknowledges that it has had the opportunity to review the Merger Partner’s public filings with the Commission, including, without limitation, all public filings made pursuant to the Exchange Act. The Purchaser has reviewed the risks identified in such public filings under the heading “Risk Factors” or similar headings. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company regarding the potential merger and the Merger Partner. The Purchaser acknowledges it has received documentation from the Company identifying the risks associated with the potential merger. The Purchaser also acknowledges that the representations and warranties set forth in Section 3.1 of this Agreement pertain only to the Company and that the Company has made no representations and warranties to such Purchaser with respect to the Merger Partner.

(v) Restricted Securities. The Purchaser understands that the Common Shares are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and the rules and regulations thereunder, such securities may be resold without registration under the Securities Act only in limited circumstances. The Purchaser represents that it is familiar with Rule 144 promulgated under the Securities Act and understands the resale limitations imposed thereby and by the Securities Act on the Common Shares. The Company acknowledges and agrees that the Purchaser may from time to time pledge, and/or grant a security interest in some or all of the Common Shares owned by it pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Purchaser may transfer pledged or secured Common Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of counsel to the pledgee, secured party, or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Purchaser. No notice shall be required of such pledge.

The Company and each of the Purchasers acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article 3 and the Transaction Documents.

ARTICLE 4.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) Compliance with Laws. Notwithstanding any other provision of this Article 4, each Purchaser covenants that the Common Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws. In connection with any transfer of the Common Shares other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144 (provided that the transferor provides the Company with reasonable assurances (in the form of a seller representation letter and, if applicable, a broker representation letter) that such securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company and the Transfer Agent, at the transferor’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the Transfer Agent, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such transferred Common Shares under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its Transfer Agent, without any such legal opinion, except to the extent that the Transfer Agent requests such legal opinion, any transfer of the Common Shares by any Purchaser to an Affiliate of such Purchaser, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act, and provided that such Affiliate does not request any removal of any existing legends on any certificate evidencing the Common Shares. As a condition of transfer (other than pursuant to clauses (i), (ii) or (iii) of the preceding sentence), any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement with respect to such transferred Common Stock.

(b) Legends. Certificates evidencing the Common Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form until such time as they are not required under Section 4.1(c) or applicable law:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE

SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF A SELLER REPRESENTATION LETTER AND, IF APPLICABLE, A BROKER REPRESENTATION LETTER) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE). NO REPRESENTATION IS MADE BY THE ISSUER AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THESE SECURITIES. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES IF THE PLEDGEE AGREES IN WRITING TO BE BOUND BY THE TRANSFER RESTRICTIONS TO WHICH THE PLEDGOR IS SUBJECT.

(c) Removal of Legends. The restrictive legend set forth in Section 4.1(b) above shall be removed and the Company shall issue a certificate without such restrictive legend or any other restrictive legend to the holder of the Common Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if (i) such Common Shares are sold or transferred pursuant to (A) Rule 144 (if the transferor is not an Affiliate of the Company) or (B) pursuant to an effective registration statement filed under the Securities Act, or (ii) such Common Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner-of-sale restrictions. Following the earlier of (i) the Effective Date (as defined in the Registration Rights Agreement) or (ii) Rule 144 becoming available for the resale of Common Shares, without the requirement for the Company to be in compliance with the current public information required under 144(c)(1) (or Rule 144(i)(2), if applicable) as to the Common Shares and without volume or manner-of-sale restrictions, the Company shall instruct the Transfer Agent to remove the legend from the Common Shares and shall cause its counsel to issue any legend removal opinion required by the Transfer Agent. Any fees (with respect to the Transfer Agent, Company counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will no later than three (3) Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent (with notice to the Company) of a legended certificate or instrument representing such Common Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and a representation letter to the extent required by Section 4.1(a), (such third Trading Day, the “Legend Removal Date”) deliver or cause to be delivered to such Purchaser a certificate or instrument (as the case may be) representing such Securities that is free from all restrictive legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(c). Certificates for Common Stock free from all restrictive legends may be transmitted by the Transfer Agent to the Purchasers by crediting the account of the Purchaser’s prime broker with DTC as directed by such Purchaser.

(d) Acknowledgement. Each Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Common Shares or any interest therein without complying with the requirements of the Securities Act and the rules and regulations promulgated thereunder. Except as otherwise provided below, while the above-referenced registration statement remains effective, each Purchaser hereunder may sell the Common Shares in accordance with the plan of distribution contained in the registration statement and if it does so it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available or unless the Common Shares are sold pursuant to Rule 144. Each Purchaser, severally and not jointly with the other Purchasers, agrees that if it is notified by the Company in writing at any time that the registration statement registering the resale of the Securities is not effective or that the prospectus included in such registration statement no longer complies with the requirements of Section 10 of the Securities Act, such Purchaser will refrain from selling such Common Shares until such time as such Purchaser is notified by the Company that such registration statement is effective or such prospectus is compliant with Section 10 of the Exchange Act, unless such Purchaser is able to, and does, sell such Common Shares pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act.

4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Common Shares may result in dilution of the outstanding shares of Common Stock. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Common Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

4.3 Furnishing of Information. In order to enable the Purchasers to sell the Common Shares under Rule 144 of the Securities Act, until the date that the Purchaser may sell all of its Common Shares without restriction or limitation under Rule 144 (including without limitation the requirement to be in compliance with Rule 144(c)(1)), but not for a period exceeding one year from the Closing, the Company shall maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. During such one year period, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available the information described in Rule 144(c)(2), if the provision of such information will allow resales of the Securities pursuant to Rule 144.

4.4 Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Common Shares as required under Regulation D. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Common Shares for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Common Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

4.5 No Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Common Shares in a manner that would require the registration under the Securities Act of the sale of the Common Shares to the Purchasers.

4.6 Securities Laws Disclosure: Publicity. On or before 9:00 a.m., eastern time, on the first (1st) Trading Day immediately following the date of this Agreement, the Company shall issue one or more press releases (collectively, the “Press Release”) reasonably acceptable to the Purchasers disclosing among other things, (i) the material terms of the transactions contemplated hereby, (ii) if an agreement has been finalized, the existence of a definitive agreement regarding a potential merger of the Company, and (iii) any other material, nonpublic information that the Company may have provided any Purchaser at any time prior to the filing of the Press Release. On or before 5:30 p.m., New York City time, on the fourth Trading Day following the date of this Agreement, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K, the Press Release, the material Transaction Documents (including, without limitation, this Agreement, and the Registration Rights Agreement)), the use proceeds and such other disclosures and filings as may be required by the federal securities laws. On or before 5:30 p.m., New York City time, on the fourth Trading Day immediately following the Closing Date, the Company will file a Current Report on Form 8-K with the Commission disclosing the funding and closing of the offering and, to the extent necessary, updating the previously filed Current Report on Form 8-K (and to the extent not previously filed, including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement, and the Registration Rights Agreement) and such other disclosures and filings as may be required by the federal securities laws. To the extent that the potential transactions contemplated hereby are publicly disclosed prior to Closing and this Agreement terminates prior to Closing, the Company shall publicly disclose, on or before 9:00 a.m., New York City time, on the Trading Day immediately following such termination, the termination of the transactions contemplated hereby. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser or any Affiliate or investment adviser of any Purchaser, or include the name of any Purchaser or any Affiliate or investment adviser of any Purchaser in any press release or filing with the Commission (other than the Registration Statement) or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents with the Commission, (ii) to the extent such disclosure is required by law, at the request of the Staff of the Commission or Trading Market regulations, in which case the Company shall provide the Purchasers with prior written notice of such disclosure permitted under this subclause (ii). From and after the issuance of the Press Release, no Purchaser shall be in possession of any material, non-public information received from the Company, any Subsidiary or any of their respective officers, directors or employees or the Placement Agent. Each Purchaser, severally and not jointly with other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 4.6, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction)).

4.7 Non-Public Information. Except with the express written consent of such Purchaser and unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information, the Company shall not, and shall cause each Subsidiary and each of their respective officers, directors, employees and agents, not to, and each Purchaser shall not directly solicit the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents to provide any Purchaser with any material, non-public information regarding the Company or any of its Subsidiaries from and after the filing of the Press Release.

4.8 Indemnification.

(a) Indemnification of Purchasers. In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, an “Indemnified Person”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Indemnified Person may suffer or incur as a result of (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (ii) any action instituted against a Indemnified Person in any capacity, or any of them or their respective affiliates, by any shareholder of the Company who is not an affiliate of such Indemnified Person, with respect to any of the transactions contemplated by this Agreement. The Company will not be liable to any Indemnified Person under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Indemnified Person’s breach of any of the representations, warranties, covenants or agreements made by such Indemnified Person in this Agreement or in the other Transaction Documents or attributable to the gross negligence or willful misconduct on the part of such Indemnified Person.

(b) Conduct of Indemnification Proceedings. Promptly after receipt by any Indemnified Person of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 4.8(a), such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially and adversely prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Company shall not be liable for any settlement of any proceeding affected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

4.9 Listing of Common Stock. The Company will use its reasonable best efforts to list the Common Stock for quotation on the NYSE MKT and maintain the listing of the Common Stock on the NYSE MKT.

4.10 Use of Proceeds. The Company intends to use the net proceeds from the sale of the Common Shares hereunder to redeem all outstanding shares of its preferred stock held by Treasury and to repurchase the warrants to purchase 1,348,398.2 shares of the Company’s Common Stock from Treasury (collectively, the “TARP Redemption”). The Company intends to use any remaining net proceeds for general corporate purposes.

4.11 Limitation on Beneficial Ownership. No Purchaser (and its Affiliates or any other Persons with which it is acting in concert) will be entitled to purchase a number of Common Shares pursuant to this Agreement that would result in such Purchaser, together with its Affiliates (as such term is defined in the BHCA) becoming, directly or indirectly, the owner for purposes of the BHCA and Change in Bank Control Act of more than 9.9% of the number of shares of Common Stock issued and outstanding.

4.12 Conduct of Business. From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, except as contemplated by this Agreement, the Company will, and will cause its Subsidiaries to, operate their business in the ordinary course consistent with past practice, preserve intact the current business organization of the Company, use commercially reasonable efforts to retain the services of their employees, consultants and agents, preserve the current relationships of the Company and its Subsidiaries with material customers and other Persons with whom the Company and its Subsidiaries have and intend to maintain significant relations, maintain all of its operating assets in their current condition (normal wear and tear excepted) and will not take or omit to take any action that would constitute a breach of Section 3.1(k).

4.13 Avoidance of Control. Notwithstanding anything to the contrary in this Agreement, neither the Company nor any Subsidiary shall take any action (including, without limitation, (i) any redemption, repurchase, rescission or recapitalization of Common Stock, or securities or rights, options or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where each Purchaser is not given the right to participate in such redemption, repurchase, rescission or recapitalization to the extent of such Purchaser’s pro rata proportion or (ii) any merger, consolidation or other change of control, that would cause (a) such Purchaser’s or any other Person’s equity of the Company (together with equity owned by such Purchaser’s or other Person’s Affiliates (as such term is used under the BHCA)) to exceed 9.9% of any class of voting securities of the Company by such Purchaser or any other Person, together with their respective Affiliates, as applicable) or (b) such Purchaser’s or any other Person’s ownership of any class of voting securities of the Company (together with the ownership by such Purchaser’s Affiliates (as such term is used under the BHCA) of voting securities of the Company) to exceed 9.9%, or to increase to an amount that would constitute “control” under the BHCA, the CIBCA or any rules or regulations promulgated thereunder (or any successor provisions) or otherwise cause such Purchaser to “control” the Company under and for purposes of the BHCA, the CIBCA or any rules or regulations promulgated thereunder (or any successor provisions), in each case without the prior written consent of such Purchaser or such Person; provided however that the Company shall not be deemed to be in breach of this Section to the extent that it is taking actions authorized under other Sections of this Agreement. Notwithstanding anything to the contrary in this Agreement, no Purchaser (together with its Affiliates (as such term is used under the BHCA)) shall have the ability to exercise any voting rights of any class of securities in excess of 9.9% of the total outstanding voting securities of the Company. In the event either the Company or a Purchaser breaches its obligations under this Section 4.13 or believes that it is reasonably likely to breach such an obligation, it shall promptly notify the other parties hereto and shall cooperate in good faith with such parties to modify ownership or make other arrangements or take any other action, in each case, as is necessary to cure or avoid such breach.

4.14 Most Favored Nation. Except as disclosed herein or with respect to closing mechanics, during the period from the date of this Agreement through the Closing Date, neither the Company nor its Subsidiaries shall enter into any additional, or modify any existing, agreements with any existing or future investors in the Company or any of its Subsidiaries, that have the effect of establishing rights or otherwise benefiting such investor in a manner more favorable in any material respect to such investor than the rights and benefits established in favor of the Purchasers by this Agreement, unless, in any such case, the Purchasers have been provided with such rights and benefits.

4.15 Preemptive Rights.

(a) If during a period beginning on the Closing Date and extending for a period of two (2) years thereafter, Purchaser, together with its Affiliates, hold, in the aggregate, at least 5% of the Company’s outstanding Common Stock, and the Company offers to sell Covered Securities (as defined below) in a public or private offering of Covered Securities for cash (a “Qualified Offering”), such Purchaser shall be afforded the opportunity to acquire from the Company, for the same price and on the same terms as such Covered Securities are offered, in the aggregate up to the amount of Covered Securities required to enable it to maintain its Qualified Purchaser Percentage Interest (measured immediately prior to such offering). “Qualified Purchaser Percentage Interest” means, as of any date of determination, the percentage equal to (i) the number of shares of Common Stock then held by such Purchaser as of the date of determination, divided by (ii) the total number of outstanding shares of Common Stock as of such date. “Covered Securities” means Common Stock and any rights, options or warrants to purchase or securities convertible into or exercisable or exchangeable for Common Stock, other than securities that are (A) issuable upon the exercise or conversion of any securities of the Company issued and outstanding as of the date hereof; or (B) issued by the Company pursuant to any employment contract, employee incentive or benefit plan, stock purchase plan, stock ownership plan, stock option or equity compensation plan or other similar plan approved by the Company’s board of directors where stock is being issued or offered to a trust, other entity to or for the benefit of any employees, consultants, officers or directors of the Company. Notwithstanding the foregoing, Covered Securities shall not mean any securities received in exchange for the Common Stock in a merger with the Merger Partner.

(b) Prior to making any Qualified Offering of Covered Securities, the Company shall give such Purchaser written notice of its intention to make such an offering, describing, to the extent then known, the anticipated amount of securities, and other material terms then known to the Company upon which the Company proposes to offer the same (such notice, a “Qualified Offering Notice”). The Company shall deliver such notice only to the individuals identified on such Purchaser’s signature page hereto, and shall not communicate the information to anyone else acting on behalf of such Purchaser without the consent of one of the designated individuals. Such Purchaser shall then have 10 days after receipt of the Qualified Offering Notice (the “Offer

Period”) to notify the Company in writing that it intends to exercise such preemptive right and as to the amount of Covered Securities such Purchaser desires to purchase, up to the maximum amount calculated pursuant to Section 4.15(a) (the “Designated Securities”). Such notice constitutes a non-binding indication of interest of such Purchaser to purchase the amount of Designated Securities specified by such Purchaser (or a proportionately lesser amount if the amount of Covered Securities to be offered in such Qualified Offering is subsequently reduced) at the price (or range of prices) established in the Qualified Offering and other terms set forth in the Company’s notice to it. The failure to respond during the Offer Period constitutes a waiver of such Purchaser’s preemptive right in respect of such offering. The sale of the Covered Securities in the Qualified Offering, including any Designated Securities, shall be closed not later than 30 days after the end of the Offer Period. The Covered Securities to be sold to other investors in such Qualified Offering shall be sold at a price not less than, and upon terms no more favorable to such other investors than, those specified in the Qualified Offering Notice. If the Company does not consummate the sale of Covered Securities to other investors within such 30-day period, the right provided hereunder shall be revived and such securities shall not be offered unless first reoffered to the qualifying Purchasers in accordance herewith. Notwithstanding anything to the contrary set forth herein and unless otherwise agreed by the qualifying Purchasers, by not later than the end of such 30-day period, the Company shall either confirm in writing to such Purchasers that the Qualified Offering has been abandoned or shall publicly disclose its intention to issue the Covered Securities in the Qualified Offering, in either case in such a manner that such Purchasers will not be in possession of any material, non-public information thereafter.

(c) If a Purchaser exercises its preemptive right provided in this Section 4.15 with respect to a Qualified Offering, the Company shall offer and sell such Purchaser, if any such offering is consummated, the Designated Securities (as adjusted, upward to reflect the actual size of such offering when priced) at the same price as the Covered Securities are offered to third persons (not including the underwriters or the initial purchasers in a Rule 144A offering that is being reoffered by the initial purchasers) in such offering and shall provide written notice of such price upon the determination of such price.

(d) In addition to the pricing provision of Section 4.15(c), the Company will offer and sell the Designated Securities to such Purchaser upon terms and conditions not less favorable than the most favorable terms and conditions offered to other persons or entities in a Qualified Offering.

ARTICLE 5.

CONDITIONS PRECEDENT TO CLOSING

5.1 Conditions Precedent to the Obligations of the Purchasers to Purchase Common Shares. The obligation of each Purchaser to acquire Common Shares at the Closing is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by such Purchaser (as to itself only):

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date hereof and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Consents. Other than the Required Approvals contemplated in Section 3.1(e) above, the Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Common Shares, all of which shall be and remain so long as necessary in full force and effect.

(e) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(f) Compliance Certificate. The Company shall have delivered to each Purchaser a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, certifying to the fulfillment of the conditions specified in Sections 5.1(a) and (b) in the form attached hereto as Exhibit E.

(g) Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.16 herein.

(h) Minimum Investment Amounts. The Company shall have received aggregate gross proceeds from the sale of the Common Shares to Purchasers hereunder of not less than $46 million on or prior to the Closing Date.

(i) Ownership Limitations. The sale of the Common Shares pursuant to this Agreement will not cause any Purchaser, together with its Affiliates (as such term is used under the BHCA), becoming, directly or indirectly the owner for purposes of the BHCA and Change in Bank Control Act of more than 9.9% of the number of shares of Common Stock issued and outstanding.

(j) Notice of Disqualification Events. The Company shall not have provided the Purchasers with any notice described in Section 3.1(tt)(iii).

(k) NYSE MKT Approval. The Company shall have received approval of its additional listing application from the NYSE MKT covering the Common Shares.

5.2 Conditions Precedent to the Obligations of the Company to sell Common Shares. The Company’s obligation to sell and issue the Common Shares at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Company:

(a) Representations and Warranties. The representations and warranties made by each Purchaser in Section 3.2 hereof shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date hereof and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

(b) Performance. Such Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Consents. Other than the Required Approvals contemplated in Section 3.1(e) above, the Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Common Shares, all of which shall be and remain so long as necessary in full force and effect.

(e) Purchaser Deliverables. Such Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).

(f) Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.16 herein.

(g) NYSE MKT Approval. The Company shall have received approval of its additional listing application from the NYSE MKT covering the Common Shares.

ARTICLE 6.

MISCELLANEOUS

6.1 Fees and Expenses. The parties hereto shall be responsible for the payment of all expenses incurred by them in connection with the preparation and negotiation of the Transaction Documents and the consummation of the transactions contemplated hereby. The Company shall pay all amounts owed to the Placement Agent relating to or arising out of the transactions contemplated hereby. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Common Shares to the Purchasers. Notwithstanding the forgoing, the Company shall reimburse the Purchasers listed on Schedule 6.1 for all reasonable and documented expenses incurred by them in connection with the preparation and negotiation of the Transaction Documents, related due diligence, and the consummation of the transactions contemplated hereby up to the amounts provided on Schedule 6.1.

6.2 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchasers will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail (provided the sender receives a machine-generated confirmation of successful facsimile transmission or confirmation of receipt of an e-mail transmission) at the facsimile number specified in this Section prior to 5:00 p.m., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	VantageSouth Bancshares, Inc.
3600 Glenwood Avenue, Suite 300
Raleigh, NC 27612
Attention: Scott M. Custer
Fax: (919) 659-9001
E-Mail: scott.custer@vsb.com

With a copy to:	Womble Carlyle Sandridge & Rice, LLP
271 17th Street, N.W.
Suite 2400
Atlanta, Georgia 30363
Attention: Steven S. Dunlevie
Fax: (404) 870-4828
E-Mail: sdunlevie@wcsr.com

If to a Purchaser:	To the address set forth under such Purchaser’s name on the signature page hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4 Amendments: Waivers: No Additional Consideration. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer or a duly authorized representative of such party. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Purchasers who then hold Common Shares.

6.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchasers. Any Purchaser may assign its rights hereunder in whole or in part to any Person to whom such Purchaser assigns or transfers any Common Shares in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Common Shares, by the terms and conditions of this Agreement that apply to the “Purchasers”.

6.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than, solely with respect to the provisions of Section 4.8, the Indemnified Persons.

6.8 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of North Carolina applicable to contracts made and to be performed entirely within such State. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents, or any other matter related thereto (whether brought against a party hereto or its respective Affiliates, employees or agents) whether in tort or contract or at law or in equity, may be commenced and maintained non-exclusively in the United States District Court for the Eastern District of North Carolina (the “North Carolina Courts”) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of such North Carolina Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such North Carolina Courts, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9 Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Common Shares; provided, that the representations and warranties of the Company and each Purchaser shall survive the Closing and the delivery of Common Shares for a period of one year.

6.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12 Replacement of Common Shares. If any certificate or instrument evidencing any Common Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Common Shares. If a replacement certificate or instrument evidencing any Common Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company may be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.14 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.15 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Common Shares pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statement or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Common Stock or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

6.16 Termination, Rescission.

(a) This Agreement may be terminated and the sale and purchase of the Common Shares abandoned at any time prior to the Closing by either the Company or any Purchaser (with respect to itself only) upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 p.m., New York City time, on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.16 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. In the event that any Purchaser terminates this Agreement with respect to itself, the Company shall give prompt notice of the termination to each other Purchaser, and, as necessary, work in good faith to restructure the transaction to allow each Purchaser that does not exercise a termination right to purchase the full number of Common Shares set forth below such Purchaser’s name on the signature page of this Agreement while remaining in compliance with Section 4.11. Nothing in this Section 6.16 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. In the event of a termination pursuant to this Section 6.16, the Company shall promptly notify all non-terminating Purchasers. Upon a termination in accordance with this Section 6.16, the Company and the terminating Purchaser(s) shall not have any further obligation or liability (including arising from such termination) to the other, and no Purchaser will have any liability to any other Purchaser under the Transaction Documents as a result therefrom.

(b) Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(c) Promptly following the termination of this Agreement pursuant to this Section 6.16, the Company shall provide written notice to the Escrow Agent notifying the Escrow Agent that this Agreement has been terminated. Pursuant to the terms of the Escrow Agreement, the Escrow Agent shall (A) distribute to each Purchaser such Purchaser’s Subscription Amount and (B) advise the Transfer Agent that the share issuance instructions with respect to such Purchaser shall be null and void.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

VantageSouth Bancshares, Inc.

By:	/s/ Terry S. Earley

Name:	Terry S. Earley

Title:	Chief Financial Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGES FOR PURCHASERS FOLLOW]

PURCHASER:

By:

Name:

Title:

Aggregate Purchase Price (Subscription Amount): $

Number of Common Shares to be Acquired:

Tax ID No.:

Address for Notice:

Telephone No.:
Facsimile No.:
E-mail Address:
Attention:

Wire instructions for return of escrowed funds:

Delivery Instructions: (if different than above)
c/o
Street:
City/State/Zip:
Attention:
Telephone No.:

[Signature Page to Securities Purchase Agreement]

EXHIBITS

A:	Form of Registration Rights Agreement
B-1:	Accredited Investor Questionnaire
B-2:	Stock Certificate Questionnaire
C:	Form of Opinion of Company’s Counsel
D:	Form of Secretary’s Certificate
E:	Form of Officer’s Certificate
F:	Subsidiaries of the Company
G:	Form of Escrow Agreement
H:	List of Agreements Re: Registration Rights

SCHEDULES

Schedule 3.1(w)

Schedule 3.15(rr)

Schedule 6.1

EXHIBIT A

Form of Registration Rights Agreement

EXHIBIT B-1

ACCREDITED INVESTOR QUESTIONNAIRE

(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To:	VantageSouth Bancshares, Inc.

This Investor Questionnaire (“Questionnaire”) must be completed by each potential investor in connection with the offer and sale of shares of Common Stock, $5.10 per share (the “Common Shares”), of VantageSouth Bancshares, Inc., a Delaware corporation (the “Corporation”). The Common Shares are being offered and sold by the Corporation without registration under the Securities Act of 1933, as amended (the “Securities Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(a)(2) of the Securities Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Corporation must determine that a potential investor meets certain suitability requirements before offering or selling Common Shares to such investor. The purpose of this Questionnaire is to assure the Corporation that each investor will meet the applicable suitability requirements. The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemptions from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Your answers will be kept strictly confidential. However, by signing this Questionnaire, you will be authorizing the Corporation to provide a completed copy of this Questionnaire to such parties as the Corporation deems appropriate in order to ensure that the offer and sale of the Common Shares will not result in a violation of the Securities Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Common Shares. All potential investors must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

PART A. BACKGROUND INFORMATION

Name of Beneficial Owner of the Common Shares:

Business Address:

(Number and Street):

(City):

Telephone Number:

(State):                                                               (Zip Code):

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity:

Were you formed for the purpose of investing in the securities being offered?

Yes  ☐

No  ☐

If an individual:

Residence Address:

Telephone Number:

Age:

Citizenship:

Where registered to vote:

Set forth in the space provided below the state(s), if any, in the United States in which you maintained your residence during the past two years and the dates during which you resided in each state:

Are you a director or executive officer of the Corporation?

Yes  ☐

No  ☐

Social Security or Taxpayer Identification No.

PART B. ACCREDITED INVESTOR OUESTIONNAIRE

In order for the Company to offer and sell the Common Shares in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as a Purchaser of Common Shares.

_ (1)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

_ (2)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

_ (3)	An insurance company as defined in Section 2(13) of the Securities Act;

_ (4)	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act;

_ (5)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

_ (6)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

_ (7)	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

_ (8)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_ (9)	An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Common Shares, with total assets in excess of $5,000,000;

_ (10)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Common Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

_(11)	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000 (See Note 11 below);

_(12)	A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000, in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

_(13)	An executive officer or director of the Corporation;

_(14)	An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies.

Note 11. For purposes of calculating net worth under paragraph (11):

(A) The person’s primary residence shall not be included as an asset;

(B) Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(C) Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.

A.	FOR EXECUTION BY AN INDIVIDUAL:

By:

Date
Print Name:

B.	FOR EXECUTION BY AN ENTITY:

Entity Name:

By:

Date
Print Name:
Title:

C.	ADDITIONAL SIGNATURES (if required by partnership, corporation or trust document):

Entity Name:

By:

Date
Print Name:
Title:

Entity Name:

By:

Date

Print Name:

Title:

EXHIBIT B-2

Stock Certificate Questionnaire

Pursuant to Section 2.2(b) of the Agreement, please provide us with the following information:

1.	The exact name that the Common Shares are to be registered in (this is the name that will appear on the stock certificate(s)). You may use a nominee name if appropriate:

2.	The relationship between the Purchaser of the Common Shares and the Registered Holder listed in response to Item 1 above:

3.	The mailing address, telephone and telecopy number of the Registered Holder listed in response to Item 1 above:

4.	The Tax Identification Number (or, if an individual, the Social Security Number) of the Registered Holder listed in response to Item 1 above:

EXHIBIT C

Form of Opinion of Company Counsel*

1.	The Company is a corporation in good standing under the laws of the State of Delaware.

2.	The Company has the corporate power to execute, deliver and perform its obligations under the Transaction Documents, including to issue the Common Shares.

3.	The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”).

4.	The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation under the provisions of the Federal Deposit Insurance Act.

5.	The Company has authorized the execution, delivery and performance of each of the Transaction Documents by all necessary corporate action, including the issuance of the Common Shares.

6.	The Transaction Documents have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Purchasers (to the extent they are a party), each of the Transaction Documents is valid, binding and enforceable against the Company in accordance with its terms.

7.	The execution and delivery of each of the Transaction Documents by the Company, the consummation by the Company of the transactions provided for in the Transaction Documents, and the performance by the Company of its obligations under the Transaction Documents, including the issuance of the Common Shares, do not: (a) violate any provision of the Company’s Certificate of Incorporation, as amended to date, or Bylaws; (b) violate or constitute a breach of or default under any contract, agreement or instrument filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 or any subsequently filed Form 10-Q or Form 8-K prior to the Closing Date; or (c) violate any applicable law or any order of any court or governmental authority that is binding on the Company or any of its assets.

8.	No consent, approval, authorization or other action by, or filing or registration with, any Federal governmental authority or any governmental authority of the State of Delaware or the State of North Carolina is required to be obtained or made by the Company for the execution and delivery by the Company of each of the Transaction Documents, for consummation by the Company of the transactions provided for therein, or for the performance by the Company of its obligations under the Transaction Documents, except for consents, approvals, authorizations, actions, filings and registrations (a) as may be required by federal securities laws with respect to the Company’s obligations under the Registration Rights Agreement; (c) related to required blue sky filings; (d) in connection with the filing of a Form D pursuant to Securities and Exchange Commission Regulation D; (e) required in accordance with Section 4.6 of the Agreement; (f) in accordance with the listing of the Common Shares on NYSE MKT.

9.	Assuming the accuracy of the representations and warranties and compliance with the covenants and agreements of the Purchasers and the Company contained in the Agreement, it is not necessary, in connection with the offer, sale and delivery of the Common Stock to the Purchasers to register the Common Stock under the Securities Act.

10.	The Common Shares to be issued to the Purchasers pursuant to the Agreement have been duly authorized by all necessary corporate action on the part of the Company and, when issued, delivered and paid for as provided for in the Agreement, will be validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive right.

11.	The Company is not and, after giving effect to the issuance of the Common Shares, will not be on the date hereof an “investment company” as defined in the Investment Company Act of 1940, as amended.

*	The opinion letter of Company Counsel will be subject to customary limitations and carveouts.

EXHIBIT D

Form of Secretary’s Certificate

The undersigned hereby certifies that she is the duly elected, qualified and acting Secretary of VantageSouth Bancshares, Inc., a Delaware corporation (the “Company”), and that as such she is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Securities Purchase Agreement, dated as of January 24, 2014, by and among the Company and the investors party thereto (the “Securities Purchase Agreement”), and further certifies in her official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement.

1.	Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company at a meeting held on January 24, 2014. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

2.	The Company’s Certificate of Incorporation, as amended, are attached hereto as Exhibit B; its Bylaws are attached hereto as Exhibit C. Such Certificate of Incorporation, as amended, and Bylaws, constitute true, correct and complete copies of the Certificate of Incorporation, as amended, and Bylaws as in effect on the date hereof.

3.	Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Securities Purchase Agreement and each of the Transaction Documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature

Scott M. Custer	Chief Executive Officer

Lee H. Roberts	Chief Operating Officer

Terry S. Earley	Chief Financial Officer

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this [—] day of January, 2014.

Secretary

I, Terry S. Earley, Chief Financial Officer, hereby certify that Nancy A. Snow is the duly elected, qualified and acting Corporate Secretary of the Company and that the signature set forth above is her true signature.

Chief Financial Officer

Resolutions

EXHIBIT A

Certificate of Incorporation

EXHIBIT B

Bylaws

EXHIBIT C

EXHIBIT E

Form of Officer’s Certificate

The undersigned, the Chief Financial Officer of VantageSouth Bancshares, Inc. a Delaware corporation (the “Company”), pursuant to Section 5.1(f) of the Securities Purchase Agreement, dated as of January 24, 2014 by and among the Company and the investors signatory thereto (the “Securities Purchase Agreement”), hereby represents, warrants and certifies as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement):

1.	The representations and warranties of the Company contained in the Securities Purchase Agreement are true and correct as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

2.	The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

IN WITNESS WHEREOF, the undersigned has executed this certificate this      day of January, 2014.

By:

Terry S. Earley, Chief Financial Officer

EXHIBIT F

Subsidiaries of the Company

Subsidiaries of the Company

VantageSouth Bank

Crescent Financial Capital Trust I, a Delaware statutory business trust

Subsidiaries of VantageSouth Bank

High House Road Trustee LLC, a Delaware limited liability company

EXHIBIT G

Form of Escrow Agreement

Exhibit H

List of Agreements Containing Registration Rights

1.	Registration Rights Agreement dated November 18, 2011, by and between Crescent Financial Bancshares, Inc. and Piedmont Community Bank Holdings, Inc.

2.	TARP Letter Agreement, dated November 5, 2011, by and among Crescent Financial Bancshares, Inc., Crescent Financial Corporation and the U.S. Department of the Treasury

3.	TARP Letter Agreement, dated April 1, 2013, by and among Crescent Financial Bancshares, Inc., ECB Bancorp, Inc. and the United States Department of the Treasury.

4.	Subordinated Note Purchase Agreements dated August 12, 2013 and August 14, 2013.

5.	Securities Purchase Agreement, dated January 9, 2009, between the United States Department of the Treasury and Crescent Financial Corporation.

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